EXHIBIT 99.4

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
ENDEAVOUR OPERATING	:	Case No. 14–12308 (KJC)
CORPORATION, et al.,[1]	:
	:	(Jointly Administered)
Debtors.	:
	:	Hearing Date: 08/24/2015 at 1:00 p.m. (ET)
	x	Objection Deadline: 8/17/15 at 4:00 p.m. (ET)

MOTION OF THE DEBTORS FOR ENTRY OF AN
ORDER PURSUANT TO SECTIONS 105(a), 305(a) AND 1112(b)
OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 1017 AUTHORIZING DISMISSAL OF THE DEBTORS’ CASES
UNDER CERTIFICATION OF COUNSEL

Endeavour Operating Corporation and its above-captioned debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”), respectfully represent:

Preliminary Statement2

1. As more fully described in the Credit Bid Motion contemporaneously filed herewith, as the next best alternative to a chapter 11 plan, the Debtors have negotiated a Credit Bid Transaction and reached a Settlement Agreement between and among the Credit Bid Noteholders and the Ad Hoc Group. The transactions contemplated will fund the Debtors’ wind-down expenses, modify the Adequate Protection Order to confirm the Debtors’ ability to pay ordinary course administrative expense creditors, and effectuate an efficient and fair resolution of these chapter 11 cases through a dismissal, maximizing the recovery for as many creditors as possible under the circumstances.

2. By this Motion, the Debtors seek Court approval of a form of order (the “Dismissal Order”) authorizing the dismissal of these chapter 11 cases under Certification of Counsel after the consummation of their U.S. asset sales and the payment or resolution of their known, undisputed, and valid ordinary course administrative expenses. As more fully explained herein, the Debtors believe dismissal of these cases is warranted because it will provide an orderly end to these chapter 11 cases and is in the best interest of the Debtors’ creditors and estates. The Debtors cannot confirm a chapter 11 plan because they do not have sufficient funds to pay all administrative expense claims in full under a chapter 11 plan. Significantly, as part of their U.S. asset sale, the Debtors will sell or otherwise dispose of all of their U.S. oil and gas assets, and as part of the Credit Bid Transaction, the Debtors will sell the equity in their U.K. subsidiaries which own all of the company’s U.K. oil and gas assets. As a result, following the consummation of the sales, there will be will be no business left to reorganize and nothing of value left in the Debtors’ estates that would warrant the continuation of these cases. Should this Court deny the relief requested in the Credit Bid Motion or should the transactions pursuant to the Settlement Agreement and Credit Bid APA otherwise fail to consummate, however, the Debtors nonetheless believe dismissal is warranted. Through dismissal, the Debtors seek to minimize the accrual of additional administrative expenses. The Debtors believe that the alternative to dismissal—conversion of these chapter 11 cases to chapter 7 of the Bankruptcy Code—is unwarranted because such conversion would create additional administrative expenses, unnecessarily reducing the recoveries of creditors.

Jurisdiction and Venue

3. This Court has jurisdiction to consider this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b), and pursuant to Rule 9013-1(f) of the Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Debtors consent to the entry of a final order by the Court in connection with this Motion to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments consistent with Article III of the United States Constitution.

4. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

Relief Requested

5. Pursuant to sections 105(a) and 1112(b) of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 1017 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) or, alternatively, section 305(a)(1) of the Bankruptcy Code, the Debtors request entry of an order (i) approving a form of Dismissal Order substantially in the form attached hereto as Exhibit 1 to Exhibit A dismissing the Debtors’ chapter 11 cases, (ii) authorizing dismissal of one or more of these chapter 11 cases by submission of the form of Dismissal Order under Certification of Counsel after the Debtors consummate their U.S. asset sales and satisfy, resolve, or otherwise settle known, undisputed, and valid ordinary course administrative expenses, and (iii) authorizing each Debtor to take all reasonably necessary steps to dissolve under applicable law and, specifically, authorizing Endeavour International Corporation (“EIC”) to take all necessary actions to dissolve under applicable law, including the laws of the State of Nevada, its state of incorporation, without stockholder approval. For the avoidance of doubt, the Debtors are seeking authority to dismiss these chapter 11 cases regardless of whether (i) this Court approves the Motion of the Debtors for Entry of (I) an Interim and Final Order Pursuant to Sections 105(a) and 363(b), (f), (k) and (m) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, and 9019 Approving the Credit Bid Asset Purchase Agreement Among the Debtors, First Priority Notes Collateral Agent, and the Credit Bid Noteholders, the Settlement Agreement Between and Among the Debtors, First Priority Noteholders, and Ad Hoc Group of EEUK Term Loan Lenders, Release of Any Claims Against EEUK Term Loan Lenders, and Modification of Debtors’ Services Agreements and (II) an Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9024 Approving Modification of the Adequate Protection Order (the “Credit Bid Motion”) or (ii) the Settlement Agreement and Credit Bid APA transactions contemplated therein are consummated.

6. A proposed form of order approving the relief requested herein is attached hereto as Exhibit A (the “Proposed Order”).

Background3

7. On October 10, 2014 (the “Petition Date”), each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code in this Court. The Debtors are authorized to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

8. The Debtors’ chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b) and Local Rule 1015-1.

9. On December 11, 2014, the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed the Official Committee of Unsecured Creditors (the “Committee”).

The Debtors’ Businesses

10. The Debtors, together with their non-debtor affiliates, comprise an independent oil and gas company engaged in the acquisition, exploration and development of energy reserves and resources onshore in the United States (“U.S.”) and offshore in the United Kingdom (“U.K.”) North Sea. The Debtors manage their domestic and overseas businesses from their headquarters in Houston, Texas. As reflected in Endeavour International Corporation’s most recent 10-K, as of the end of 2014, the U.S.-based businesses and assets include exploration licenses and/or producing properties located in Colorado, Louisiana, Montana, New Mexico, Pennsylvania and Texas, and comprised approximately 18% of their proven oil and gas reserves. The U.K.-based businesses and assets include exploration licenses and producing properties in the North Sea that, as of the end of 2014, comprised the remaining 82% of their proven oil and gas reserves. Only certain of the U.S.-based entities and one non-operating foreign entity are Debtors in these proceedings. The Debtors’ other foreign entities, which encompass their U.K.-based businesses, are not debtors in these cases and are continuing to conduct their businesses in the ordinary course.

11. Additional information about the Debtors’ businesses, capital structure and the circumstances leading to the commencement of these chapter 11 cases can be found in the Declaration of William L. Transier in Support of the Debtors’ Chapter 11 Petitions and Request for First Day Relief (D.I. 12), filed on the Petition Date.

The Sale Process and Negotiations with the Credit Bid Noteholders and Ad Hoc Group

12. As more fully described in the Credit Bid Motion, the Debtors have initiated a public, Court-approved process to sell all their U.S. assets (the “Assets”), including the EIHBV Equity and Intercompany Note, with the goal of maximizing the value of their estates. The sale of the U.S. oil and gas assets is expected to conclude with a Sale Hearing on August 24, 2015, with any approved transaction closing shortly thereafter. The Credit Bid Transaction is expected to also move forward at the hearing on August 24, 2015, on an interim basis with final approval to be obtained no later than on or around September 24, 2015, at a supplemental hearing, if necessary. The Debtors intend to dispose of all of their U.S. assets through the sale process. As a result, following the consummation of the sales, the Debtors anticipate that there will be no business left to reorganize and nothing of value left in the Debtors’ estates that would warrant the continuation of these cases.

13. Concurrently with the sale process the Debtors have been exploring alternatives to facilitate the orderly wind-down of the remainder of their estates and their exit from chapter 11. The Debtors have engaged the Credit Bid Noteholders and certain of the lenders under the EEUK Credit Agreement (collectively, the “Ad Hoc Group of EEUK Term Loan Lenders” or “Ad Hoc Group”)—the two creditor groups most incentivized to provide the Debtors capital needed to fund an exit—to craft a solution for finishing these chapter 11 cases.

14. In exploring their alternatives, the Debtors have concluded that their inability to satisfy the super-priority admin claim held by the First Priority Notes Collateral Agent would prevent them from confirming a chapter 11 plan. Likewise, the Debtors recognized that conversion of these chapter 11 cases to cases under chapter 7 of the Bankruptcy Code would only result in an increase in administrative expenses that would ultimately reduce the recovery of creditors.

15. As an alternative to a chapter 11 plan, the Debtors have entered into the Credit Bid APA and the Settlement Agreement (as such terms are defined in the Credit Bid Motion). As more fully described in the Credit Bid Motion, the Credit Bid APA and the Settlement Agreement provide for, among other things, funding for the Debtors’ Wind Down Shortfall, modification of the Carve-Out established under Section 8 of the Adequate Protection Order to permit payment of all ordinary course administrative expenses, and the orderly wind down of the Debtors’ chapter 11 cases prior to the dismissal of these cases. The transactions will provide the Debtors the funding needed to exit chapter 11 in an orderly manner while providing for payment of the creditors who have provided postpetition services that benefit the Debtors’ businesses.

16. Additionally, as part of the Credit Bid APA, the Credit Bid Noteholders have agreed to grant releases to the former and current officers and directors of the Debtors and their non-Debtor Affiliates. The Debtors believe that such releases should be non-controversial because the Credit Bid Noteholders have voluntarily agreed to provide the releases, and the releases are not being made by the Debtors. The form of Dismissal Order incorporates a provision authorizing such releases.

Procedures for Dismissal

17. The Proposed Order and the form of Dismissal Order contemplate the dismissal of the chapter 11 cases of one of more of the Debtors upon the filing of a Certification of Counsel which certifies that all transactions contemplated by the Sale Order that were preconditions to dismissal have been completed and all known, undisputed, and valid ordinary course administrative expenses of the applicable Debtor have been paid, resolved, or otherwise settled. The relevant terms of the Proposed Order are as follows:

a.	Dismissal of One or More Debtor Entities on a Rolling Basis

It allows for the dismissal of the chapter 11 cases of one or more Debtor entities on a rolling basis because the Debtors believe that certain Debtor entities, such as EIC, Endeavour Energy New Ventures Inc., Endeavour Management Company, and Endeavour Energy Luxembourg S.à.r.l., have little to no assets of value, no operations, and few, if any, creditors, and, as a result, the Debtors may want to seek dismissal of these Debtors’ chapter 11 cases sooner than others. In the event the Credit Bid APA is approved by the Court, the Debtors have agreed not to seek dismissal of the chapter 11 case of Endeavour Energy Luxembourg S.à.r.l. prior to the dismissal of the other Debtors’ chapter 11 cases without the prior consent of the Credit Bid Noteholders and the Ad Hoc Group.

b.	Dismissal only Upon Termination or Closing of the Credit Bid APA

In the event the Credit Bid APA is approved by this Court, the Debtors have agreed to seek dismissal consistent with section 9.8 of the Credit Bid APA which provides, in relevant part, that the “Seller shall not cause the dismissal of the Bankruptcy Cases to be authorized pursuant to the Structured Dismissal Motion to occur prior to the earlier to occur of (x) the termination of this Agreement and (y) the Closing Date.”

c.	Dissolution of the Debtors

It authorizes and empowers each Debtor, immediately prior to, upon, or after dismissal of the chapter 11 cases, to take all reasonably necessary steps to dissolve under applicable law and, specifically, authorizes EIC to take all necessary actions to dissolve under applicable law, including the laws of the State of Nevada, its state of incorporation, without stockholder approval.

Basis for Relief Requested

a.	The Dismissal Should Be Approved Because an Orderly End to These Chapter 11 Cases Is in the Best Interests of Creditors and the Debtors’ Estates.

18. Section 105(a) of the Bankruptcy Code provides, in pertinent part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of [the Bankruptcy Code].” 11 U.S.C. § 105(a).

19. Section 1112(b) of the Bankruptcy Code provides that a court may dismiss a chapter 11 case “for cause.” 11 U.S.C. § 1112(b). Section 1112(b)(1) states, in relevant part, that “on request of a party in interest, and after notice and a hearing, the court shall convert a case under this chapter to a case under chapter 7 or dismiss a case under this chapter, whichever is in the best interests of creditors and the estate, for cause.” Id. Whether “cause” exists is determined on a case-by-case basis, and the decision to dismiss a chapter 11 case rests in the sound discretion of the Court. See In re Preferred Door Co., 990 F.2d 547, 549 (10th Cir. 1993) (noting that the bankruptcy court has broad discretion to dismiss a bankruptcy case for several causes, including the debtor’s inability to effectuate a plan); In re Nugelt, Inc., 142 B.R. 661, 665 (Bankr. D. Del. 1992) (stating that “[c]ourts have wide latitude in determining whether cause exists to convert or dismiss” a chapter 11 bankruptcy case); In re Young, 76 B.R. 376, 378 (Bankr. D. Del. 1987) (holding that section 1112(b) permits the court in its discretion to dismiss a chapter 11 case, and that the determination of whether cause has been shown must be made on a case-by-case basis).

20. Section 1112(b)(4) of the Bankruptcy Code outlines a non-exhaustive list of 16 grounds constituting “cause” for dismissal of a chapter 11 case. 11 U.S.C. § 1112(b). One such ground is the “substantial or continuing loss to or diminution of the estate and the absence of a reasonable likelihood of rehabilitation.” 11 U.S.C. § 1112(b)(4)(A). Significantly, courts have interpreted a “‘reasonable likelihood of rehabilitation’ to refer to the debtor’s ability to restore the viability of its business.” Loop Corp. v. U.S. Tr., 379 F.3d 511, 516 (8th Cir. 2004) (citations omitted). Here, the Debtors are experiencing substantial and continuing diminution in the value of their estates, are administratively insolvent, and continue to incur additional administrative expense daily. Id. (“In the context of a debtor who has ceased business operations and liquidated virtually all of its assets, any negative cash flow-including that resulting only from administrative expenses-effectively comes straight from the pockets of the creditors. This is enough to satisfy the first element of [§ 1112(b)(4)(A)].”). Further, the Debtors have “no reasonable likelihood of rehabilitation” in these chapter 11 cases because the Debtors intend to dispose of all of their U.S. assets through the sale process, leaving no business left to reorganize and nothing of value left in the Debtors’ estates. Id. (“Because the debtors here intended to liquidate their assets rather than restore their business operations, they had no reasonable likelihood of rehabilitation.”) (internal citations omitted).

21. In addition to the non-exhaustive list outlined by section 1112(b)(4) of the Bankruptcy Code, courts may consider the “totality of the circumstances” in determining whether sufficient cause exists. See In re SGL Carbon Corp., 200 F.3d 154, 160 (3d Cir. 1999) (noting that the factors enumerated in section 1112(b)(4) are “not exhaustive and . . . a court may consider whether other facts and circumstances qualify as ‘cause.’”). Importantly, courts may find sufficient cause if a debtor is unable “to effectuate a plan” or where there is not a “reasonable possibility of a successful reorganization within a reasonable period of time.” In re Am. Capital Equip., LLC, 688 F.3d 145, 161, 162 n. 10 (3d Cir. 2012) (holding that “the ‘inability to effectuate a plan’ remains a viable basis for dismissal because the listed examples of cause [in section 1112(b)] are not exhaustive.”); see also Bronson v. Thompson (In re Bronson), 2013 WL 2350791, at *8 (B.A.P. 9th Cir. May 29, 2013) (“When it becomes apparent to the court that the debtor will not be able to confirm and effectuate a plan within the foreseeable future, the bankruptcy court should exercise its discretion under § 1112(b) to dismiss or convert.”).

22. Inability to effectuate a plan arises when a debtor lacks the capacity to “formulate a plan or carry one out” or where the core for a workable plan of reorganization does not exist. Preferred Door, 990 F.2d at 549 (citing Hall v. Vance, 887 F.2d 1041 (10th Cir. 1989)). In this case, after the liquidation of all of their assets pursuant to the sale process and absent approval of the Credit Bid APA, any net sale proceeds will be distributed to the Debtors’ secured creditors in accordance with their respective liens under the Adequate Protection Order and Lender Protection Order. Approval of the Credit Bid APA provides a way for the Debtors to divest their interest in EIHBV and use the First Priority Noteholders’ pro rata portion of sale proceeds to fund any Wind Down Shortfall and satisfy known, undisputed, and valid administrative expenses. Under either scenario, however, there will be no proceeds available to pay any prepetition unsecured claims once the Debtors have sold or otherwise disposed of all of their U.S. assets. Because the Debtors are unable to pay the super-priority administrative expense claim, they are administratively insolvent and thus will not be able to confirm a chapter 11 plan. Furthermore, remaining in bankruptcy would cause the Debtors to incur additional administrative expenses.

23. Once a court determines that cause exists to dismiss a chapter 11 case, the court must also evaluate whether dismissal is in the best interests of creditors and of the estate. 11 U.S.C. § 1112(b); see In re Mazzocone, 183 B.R. 402, 411 (Bankr. E.D. Pa. 1995). In this case, the Debtors anticipate liquidating all of their U.S. oil and gas assets. After the sale process concludes, the only significant remaining tasks are to (i) distribute the Debtors’ remaining cash among holders of known, undisputed, and valid ordinary course administrative expenses pursuant to the expanded Carve-Out established in the Modification Order and the funding being provided pursuant to the Credit Bid Transaction and (ii) complete the transactions described in the Credit Bid Motion. Moreover, the alternative to dismissal—conversion of the chapter 11 cases to cases under chapter 7 of the Bankruptcy Code—would create significant and unnecessary administrative expenses without enhancing the prospect for recoveries. Conversion is thus unwarranted and not in the best interests of creditors or the Debtors’ estates. Dismissal of these chapter 11 cases, on the other hand, will eliminate the continued accrual of any administrative expense obligations and bring closure to these cases in a timely and efficient manner.

24. Courts may consider a variety of factors in determining whether to dismiss a chapter 11 case or convert it to a chapter 7 case, including the following:

a.	whether some creditors received preferential payments, and whether equality of distribution would be better served by conversion rather than dismissal;

b.	whether there would be a loss of rights granted in the case if it were dismissed rather than converted;

c.	whether the debtor would simply file a further case upon dismissal;

d.	the ability of the trustee in a chapter 7 case to reach assets for the benefit of creditors;

e.	in assessing the interest of the estate, whether conversion or dismissal of the estate would maximize the estate’s value as an economic enterprise;

f.	whether any remaining issues would be better resolved outside the bankruptcy forum;

g.	whether the estate consists of a “single asset”;

h.	whether the debtor had engaged in misconduct and whether creditors are in need of a chapter 7 case to protect their interests;

i.	whether a plan has been confirmed and whether any property remains in the estate to be administered; and

j.	whether the appointment of a trustee is desirable to supervise the estate and address possible environmental and safety concerns.

See, e.g., In re Ramallo Bros. Printing Inc., No. 14-01948, 2015 WL 3862970 (Bankr. D.P.R. Jun. 22, 2015) (citing In re Costa Bonita Beach Resort, 513 B.R. 184 (Bankr. D.P.R. 2014); In re Helmers, 361 B.R. 190, 196 (Bankr. D. Kan. 2007).

25. A number of the factors weigh in favor of dismissal of the Debtors’ chapter 11 cases. First, the Debtors will not file a further case upon dismissal—to the contrary, the Debtors plan to utilize a dismissal to effectuate an orderly wind down of their businesses. Second, although a chapter 7 trustee could liquidate the Debtors’ assets, such a process would incur unnecessary administrative expenses when the Debtors are already administratively insolvent. Finally, a dismissal will maximize the value of the Debtors’ estates by minimizing the amount of wind down costs while avoiding the expense and delay associated with a chapter 7 conversion. It is also contemplated as a part of the transactions pursuant to the Settlement Agreement and Credit Bid APA that the cases will be dismissed, providing a fair and reasonable outcome that is in the best interests of the Debtors’ estates.

26. Courts also consider the preferences expressed by the creditors themselves in determining what is in their best interests. See, e.g., In re Camden Ordnance Mfg. Co. of Ark., Inc., 245 B.R. 794, 802 (E.D. Pa. 2000) (approving creditors’ request to convert case and noting that “creditors are the best judge of their own best interests”). Here, the only two remaining creditor constituencies holding economic interests in the outcome of the Debtors’ chapter 11 cases have agreed to a settlement that is premised on the dismissal of the cases, an agreement they would not have made unless it was in their best interest under the circumstances.

27. Because they are unable to confirm a plan, and because the factors in favor of dismissal outweigh those in favor of conversion, the Debtors have met their burden of proof to show “cause” exists to dismiss their chapter 11 cases under section 1112(b) of the Bankruptcy Code. Under these circumstances, authorizing dismissal and the transactions contemplated by this Motion will allow for the implementation of a solution that maximizes the Debtors’ remaining value for as many creditors as possible.

b.	In the Alternative, the Debtors Request that These Chapter 11 Cases Be Dismissed Under Section 305(a) of the Bankruptcy Code.

28. Section 305(a) of the Bankruptcy Code permits dismissal at any time “if the interests of creditors and the debtor would be better served by such dismissal.” 11 U.S.C. § 305(a)(1). Dismissal under section 305(a) requires that both creditors and debtors benefit from the dismissal, rather than applying a simple balancing test to determine whether dismissal is appropriate. See In re Globao Comunicacoes e Participacoes S.A., 317 B.R. 235, 255 (Bankr. S.D.N.Y. 2004) (citing In re Eastman, 188 B.R. 621 (9th Cir. B.A.P. 1995). For the reasons previously set forth, dismissal is not only in the interest of the Debtors, but in the interests of all of their creditors. The Debtors are relieved of the expenses that would accrue if they lingered in chapter 11 for an indefinite period. Additionally, the overwhelming majority of the Debtors’ two main creditor constituencies—the First Priority Noteholders and the EEUK Term Loan Lenders—favor a dismissal.4 Dismissal of these Chapter 11 cases is contemplated as part of the Settlement Agreement and Credit Bid APA. Consummation of these transactions will enable the First Priority Noteholders and the EEUK Term Loan Lenders to resolve their claims against the Debtors in a way that is amenable to both the Debtors and the overwhelming majority of those creditors, rather than by asserting claims against the Debtors that have no possibility of being paid in full. Moreover, holders of known, undisputed, and valid ordinary course administrative expenses, who otherwise would not be entitled to a recovery due to the First Priority Noteholders’ super-priority claim, will have their expenses paid in full.

c.	A Dismissal is Both Permissible and Appropriate in These Chapter 11 Cases.

29. The dismissal the Debtors are seeking is akin to a simple dismissal of these chapter 11 cases. Other than dismissal, the proposed form of Dismissal Order provides for (i) a provision ensuring that prior orders of this Court survive dismissal of these chapter 11 cases, including the Final Sale Order, (if entered), (ii) the ability of EIC to dissolve without stockholder approval, and (iii) certain consensual third party releases. None of the relief sought is controversial or unusual. Even if, however, the dismissal sought herein constitutes a structured dismissal, it is both permissible and appropriate. Official Comm. of Unsecured Creditors v. CIT Grp./Business Credit Inc. (In re Jevic Holding Corp., et al.), 787 F.3d 173, 181 (3d Cir. 2015). As the Third Circuit explained in its recent holding in In re Jevic Holding Corporation, et al., “structured dismissals are simply dismissals that are preceded by other orders of the bankruptcy court,” including orders approving settlements and granting releases, and that the Bankruptcy Code “does not strictly require dismissal of a chapter 11 case to be a hard reset.” Id. at 181. Additionally, absent a showing that the Debtors are using a structured dismissal to circumvent the procedural protections and safeguards of the plan confirmation or conversion processes, a bankruptcy court has the discretion to order such a disposition. Id.

30. In this case, dismissal is appropriate because the Debtors are not using the process to evade either plan confirmation or conversion. With respect to plan confirmation, as explained throughout this Motion, the Debtors are unable to propose a confirmable plan because they are currently unable to satisfy their super-priority administrative expense creditors in full, and there is no prospect that they will ever be able to do so. The Debtors are only using a dismissal to resolve their known, undisputed, and valid ordinary course administrative expenses and fee applications and to effectuate the dissolution of EIC under Nevada state law, without obtaining stockholder approval, immediately prior to, upon, or after the dismissal of its chapter 11 case. Likewise, the Debtors are not using a dismissal to evade conversion. Rather, they are pursuing a dismissal as an alternative to conversion, one that is in the best interests of both themselves and their creditors for the reasons set forth above—to avoid a time-consuming chapter 7 process that will only create additional administrative expenses in addition to those the Debtors are already unable to pay. For these reasons, dismissal of these chapter 11 cases is not only permissible, it is the option most likely to provide the maximum recovery to as many creditors as possible at minimum expense.

31. The Debtors believe that the transactions described herein and in the Credit Bid Motion are the best alternative for these estates. However, if the Debtors are unable to effectuate these transactions, they will continue to explore other alternatives to satisfy their accrued administrative expenses and their emergence from chapter 11.

Notice

32. No trustee or examiner has been appointed in these chapter 11 cases. Notice of this Motion shall be given to: (i) the Office of the United States Trustee for the District of Delaware; (ii) the Debtors, c/o Endeavour Operating Corporation, 811 Main Street, Suite 2100, Houston, TX 77002 (Attn: Catherine Stubbs and David Baggett); (iii) counsel to the Debtors, Weil, Gotshal & Manges LLP,  767 Fifth Avenue, New York, NY 10153 (Attn: Gary T. Holtzer, Esq. and Stephen A. Youngman, Esq.), and Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, DE 19801 (Attn: Mark D. Collins, Esq. and Zachary I. Shapiro, Esq.); (iv) counsel to the Ad Hoc Group, Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, NY 10036 (Attn: Michael Stamer, Esq. and Meredith Lahaie, Esq.); (v) counsel to the Committee, Thompson & Knight LLP, One Arts Plaza, 1722 Routh Street, Suite 1300, Dallas, TX 75201 (Attn: David M. Bennett, Esq. and Cassandra Sepanik Shoemaker, Esq.) and Bayard, P.A., 222 Delaware Avenue, Suite 900, Wilmington, DE 19801 (Attn: Neil B. Glassman, Esq., Scott D. Cousins, Esq., and Evan T. Miller, Esq.); (vi) counsel to the Ad Hoc Group of Prepetition Priority Noteholders, Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005 (Attn: Dennis F. Dunne, Esq. and Michael E. Comerford, Esq.); (vii) counsel to certain of the holders of the 5.5% Convertible Senior Notes due 2016 and the 6.5% Convertible Senior Notes due 2016, Brown Rudnick LLP, Seven Times Square, New York, NY 10036 (Attn: Robert J. Stark, Esq.); (viii) counsel to the holder of the 7.5% Guaranteed Convertible Bonds due 2016, Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 (Attn: Keith H. Wofford, Esq.); (ix) any Governmental Body (as defined in the Credit Bid APA) known to have a claim in the bankruptcy cases; (x) National Association of Attorneys General, 2030 M Street NW, 8th Floor, Washington, DC 20036 (Attn: Karen Cordry, Esq.); (xi) the Office of the Attorney General in each state in which the Debtors operate; (xii) the Office of the Delaware Secretary of State; (xiii) the Delaware State Treasury; (xiv) the Securities and Exchange Commission; (xv) the Internal Revenue Service; (xvi) all parties who have requested notice in these chapter 11 cases pursuant to Bankruptcy Rule 2002; (xvii) all of the Debtors’ known creditors; and (xviii) all other persons as directed by the Court (for whom identifying information and addresses are available to the Debtors) (the “Notice Parties”). The Debtors respectfully submit that no further notice of this Motion is required.

No Previous Request

33. No previous request for the relief sought herein has been made by the Debtors to this or any other court.

WHEREFORE the Debtors respectfully request that the Court grant the relief requested herein and such other and further relief as it deems just and proper.

Dated:	August 3, 2015 Wilmington, Delaware

/s/ Rachel L. Biblo

RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins (No. 2981)
Zachary I. Shapiro (No. 5103)
Rachel L. Biblo (No. 6012)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701
Email: collins@rlf.com
Email: shapiro@rlf.com
Email: biblo@rlf.com

-and-
WEIL, GOTSHAL & MANGES LLP
Gary T. Holtzer
Stephen A. Youngman
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Email: gary.holtzer@weil.com
Email: stephen.youngman@weil.com
Attorneys for Debtors and Debtors in Possession

Exhibit A
The Proposed Order
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
ENDEAVOUR OPERATING	:	Case No. 14–12308 (KJC)
CORPORATION, et al.,[1]	:
	:	(Jointly Administered)
Debtors.	:
:
	x	Re: D.I.

ORDER APPROVING (I) FORM
OF ORDER PURSUANT TO SECTIONS
105(a), 305(a) AND 1112(b) OF THE BANKRUPTCY
CODE AND BANKRUPTCY RULE 1017 AUTHORIZING
DISMISSAL OF THE DEBTORS’ CASES AND (II) PROCEDURES
FOR SUBMISSION OF SUCH ORDER UNDER CERTIFICATION OF COUNSEL

Upon the Motion, dated August 3, 2015 (the “Motion”),2 of Endeavour Operating Corporation and its above-captioned debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”), for an order pursuant to sections 105(a), 305(a) and 1112(b) of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 1017(a) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) seeking approval of a form of Dismissal Order dismissing the Debtors’ chapter 11 cases under certification of counsel, all as more fully described in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided to (i) the Office of the United States Trustee for the District of Delaware; (ii) the Debtors, c/o Endeavour Operating Corporation, 811 Main Street, Suite 2100, Houston, TX 77002 (Attn: Catherine Stubbs and David Baggett); (iii) counsel to the Debtors, Weil, Gotshal & Manges LLP,  767 Fifth Avenue, New York, NY 10153 (Attn: Gary T. Holtzer, Esq. and Stephen A. Youngman, Esq.), and Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, DE 19801 (Attn: Mark D. Collins, Esq. and Zachary I. Shapiro, Esq.); (iv) counsel to the Ad Hoc Group, Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, NY 10036 (Attn: Michael Stamer, Esq. and Meredith Lahaie, Esq.); (v) counsel to the Committee, Thompson & Knight LLP, One Arts Plaza, 1722 Routh Street, Suite 1300, Dallas, TX 75201 (Attn: David M. Bennett, Esq. and Cassandra Sepanik Shoemaker, Esq.) and Bayard, P.A., 222 Delaware Avenue, Suite 900, Wilmington, DE 19801 (Attn: Neil B. Glassman, Esq., Scott D. Cousins, Esq., and Evan T. Miller, Esq.); (vi) counsel to the Ad Hoc Group of Prepetition Priority Noteholders, Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005 (Attn: Dennis F. Dunne, Esq. and Michael E. Comerford, Esq.); (vii) counsel to certain of the holders of the 5.5% Convertible Senior Notes due 2016 and the 6.5% Convertible Senior Notes due 2016, Brown Rudnick LLP, Seven Times Square, New York, NY 10036 (Attn: Robert J. Stark, Esq.); (viii) counsel to the holder of the 7.5% Guaranteed Convertible Bonds due 2016, Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 (Attn: Keith H. Wofford, Esq.); (ix) any Governmental Body (as defined in the Credit Bid APA) known to have a claim in the bankruptcy cases; (x) National Association of Attorneys General, 2030 M Street NW, 8th Floor, Washington, DC 20036 (Attn: Karen Cordry, Esq.); (xi) the Office of the Attorney General in each state in which the Debtors operate; (xii) the Office of the Delaware Secretary of State; (xiii) the Delaware State Treasury; (xiv) the Securities and Exchange Commission; (xv) the Internal Revenue Service; (xvi) all parties who have requested notice in these chapter 11 cases pursuant to Bankruptcy Rule 2002; (xvii) all of the Debtors’ known creditors; and (xviii) all other persons as directed by the Court (for whom identifying information and addresses are available to the Debtors) (the “Notice Parties”); and it appearing that no other or further notice need be provided; and, if necessary, a hearing having been held to consider the relief requested in the Motion (the “Hearing”); and due and proper notice of the Hearing having been provided; and the appearances of all interested parties having been noted in the record of the Hearing; and upon the record of the Hearing, if any, and all of the proceedings had before the Court; and the Court having found and determined that the relief sought in the Motion is in the best interests of the Debtors, their estates and creditors, and all parties in interest and that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefor, it is hereby ORDERED that:

1. The Motion is granted to the extent set forth herein.

2. The form of Dismissal Order is hereby approved in its entirety in the form attached hereto as Exhibit 1. Notwithstanding the foregoing, the dismissal of the Debtors’ chapter 11 cases shall remain subject to this Court’s entry of the Dismissal Order.

3. The Debtors are authorized to submit to the Court under Certification of Counsel the approved form of Dismissal Order for one of more of the Debtors’ chapter 11 cases at a time.

4. In the event the Credit Bid APA is approved by the Court, then the Debtors shall not submit the approved form of Dismissal Order with respect to Endeavour Energy Luxembourg S.à.r.l.’s chapter 11 case prior to the dismissal of the other Debtors’ chapter 11 cases without the prior consent of the Credit Bid Noteholders and the Ad Hoc Group. For the avoidance of doubt, consent of the Credit Bid Noteholders and the Ad Hoc Group will not be required if the Debtors are seeking dismissal of Endeavour Energy Luxembourg S.à.r.l.’s chapter 11 case along with or following the dismissal of the chapter 11 cases of all the other Debtors.

5. In the event the Credit Bid APA is approved by the Court, then the Debtors shall submit for entry the form of Dismissal Order only after the earlier of (i) the Closing of the Credit Bid APA and (ii) the termination of the Credit Bid APA, consistent with section 9.8 of the Credit Bid APA.

6. Pursuant to sections 105(a), 305(a) and 1112(b) of the Bankruptcy Code and Bankruptcy Rule 1017, the Debtors may file the Dismissal Order under Certification of Counsel, substantially in the form attached hereto as Exhibit 2, which certifies that all preconditions to dismissal have been completed and all known, undisputed, and valid ordinary course administrative expenses of the applicable Debtor have been paid, resolved, or otherwise settled.

7. Immediately prior to, upon, or after dismissal of the chapter 11 cases, each Debtor is authorized and empowered to take all reasonably necessary steps to dissolve under applicable law, including taking such actions, executing such documents, and expending such funds as may be reasonably necessary to carry out or otherwise effectuate the terms of the Sale Order. Endeavour International Corporation (“EIC”) is authorized, empowered, and directed to take all necessary actions to dissolve under applicable law, including the laws of the State of Nevada, its state of incorporation, without stockholder approval. The Chief Restructuring Officer, Chief Financial Officer and any other appropriate officer of EIC are authorized to execute and file all necessary documents and take all such actions as may be necessary or appropriate to effectuate the dissolution of EIC under applicable law.

8. The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Order in accordance with the Motion.

9. This Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation and/or enforcement of this Order and any other order of this Court entered in these chapter 11 cases.

Dated:	, 2015 Wilmington, Delaware

THE HONORABLE KEVIN J. CAREY UNITED STATES BANKRUPTCY JUDGE

Exhibit 1
Dismissal Order

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
ENDEAVOUR OPERATING	:	Case No. 14–12308 (KJC)
CORPORATION, et al.,[1]	:
	:	(Jointly Administered)
Debtors.	:
:
	x	Re: D.I.

ORDER PURSUANT TO SECTIONS 105(a), 305(a)
AND 1112(b) OF THE BANKRUPTCY CODE AND BANKRUPTCY
RULE 1017 AUTHORIZING DISMISSAL OF THE DEBTORS’ CASES

Upon the Motion, dated August 3, 2015 (the “Motion”),2 of Endeavour Operating Corporation and its above-captioned debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”), for an order pursuant to sections 105(a), 305(a) and 1112(b) of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 1017(a) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) seeking dismissal of the Debtors’ chapter 11 cases, all as more fully described in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided to (i) the Office of the United States Trustee for the District of Delaware; (ii) the Debtors, c/o Endeavour Operating Corporation, 811 Main Street, Suite 2100, Houston, TX 77002 (Attn: Catherine Stubbs and David Baggett); (iii) counsel to the Debtors, Weil, Gotshal & Manges LLP,  767 Fifth Avenue, New York, NY 10153 (Attn: Gary T. Holtzer, Esq. and Stephen A. Youngman, Esq.), and Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, DE 19801 (Attn: Mark D. Collins, Esq. and Zachary I. Shapiro, Esq.); (iv) counsel to the Ad Hoc Group, Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, NY 10036 (Attn: Michael Stamer, Esq. and Meredith Lahaie, Esq.); (v) counsel to the Committee, Thompson & Knight LLP, One Arts Plaza, 1722 Routh Street, Suite 1300, Dallas, TX 75201 (Attn: David M. Bennett, Esq. and Cassandra Sepanik Shoemaker, Esq.) and Bayard, P.A., 222 Delaware Avenue, Suite 900, Wilmington, DE 19801 (Attn: Neil B. Glassman, Esq., Scott D. Cousins, Esq., and Evan T. Miller, Esq.); (vi) counsel to the Ad Hoc Group of Prepetition Priority Noteholders, Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005 (Attn: Dennis F. Dunne, Esq. and Michael E. Comerford, Esq.); (vii) counsel to certain of the holders of the 5.5% Convertible Senior Notes due 2016 and the 6.5% Convertible Senior Notes due 2016, Brown Rudnick LLP, Seven Times Square, New York, NY 10036 (Attn: Robert J. Stark, Esq.); (viii) counsel to the holder of the 7.5% Guaranteed Convertible Bonds due 2016, Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 (Attn: Keith H. Wofford, Esq.); (ix) any Governmental Body (as defined in the Credit Bid APA) known to have a claim in the bankruptcy cases; (x) National Association of Attorneys General, 2030 M Street NW, 8th Floor, Washington, DC 20036 (Attn: Karen Cordry, Esq.); (xi) the Office of the Attorney General in each state in which the Debtors operate; (xii) the Office of the Delaware Secretary of State; (xiii) the Delaware State Treasury; (xiv) the Securities and Exchange Commission; (xv) the Internal Revenue Service; (xvi) all parties who have requested notice in these chapter 11 cases pursuant to Bankruptcy Rule 2002; (xvii) all of the Debtors’ known creditors; and (xviii) all other persons as directed by the Court (for whom identifying information and addresses are available to the Debtors) (the “Notice Parties”); and it appearing that no other or further notice need be provided; and, if necessary, a hearing having been held to consider the relief requested in the Motion (the “Hearing”); and due and proper notice of the Hearing having been provided; and the appearances of all interested parties having been noted in the record of the Hearing; and upon the record of the Hearing, if any, and all of the proceedings had before the Court; and the Court having found and determined that the relief sought in the Motion is in the best interests of the Debtors, their estates and creditors, and all parties in interest and that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and the Court having entered the Order Approving (I) Form of Order Pursuant to Sections 105(a), 305(a) and 1112(b) of the Bankruptcy Code and Bankruptcy Rule 1017 Authorizing Dismissal of the Debtors Cases and (II) Procedures for Submission of Such Order Under Certification of Counsel, entered      , 2015 (D.I.       ) (the “Dismissal Authorization Order”); and the Debtors having filed the Certification of Counsel which certified that all transactions contemplated by the Sale Order that were preconditions to dismissal have been completed and all known, undisputed, and valid ordinary course administrative expenses have been paid, resolved, or otherwise settled by [Debtors]; and after due deliberation and sufficient cause appearing therefor, it is hereby ORDERED that:

1. The Motion is granted to the extent set forth herein.

2. Pursuant to sections 105(a), 305(a) and 1112(b) of the Bankruptcy Code and Bankruptcy Rule 1017, the chapter 11 cases of [Debtors] are hereby dismissed.

3. Upon the entry of this Order, the Credit Bid Noteholders conclusively, absolutely, unconditionally, irrevocably and forever, release and discharge each and every former and current director and officer (the “Released Parties”) of each of Endeavour International Corporation (“EIC”), a Nevada corporation, Endeavour Colorado Corporation, a Delaware corporation, END Management Company, a Delaware corporation, Endeavour Energy New Ventures, Inc., a Delaware corporation, Endeavour Energy Luxembourg S.à.r.l., an entity formed pursuant to the Laws of Luxembourg, each other Subsidiary of EIC (such aforementioned entities, collectively, the “Subject Entities”) from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of a Subject Entity, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Subject Entities, the Subject Entities’ restructuring, the Bankruptcy Cases, the purchase, sale or rescission of the purchase or sale of any security of the Subject Entities, the subject matter of, or the transactions or events giving rise to, any claim, the business or contractual arrangements between any Subject Entity and any Released Party, the restructuring of claims and equity interests before or during the Bankruptcy Cases, the negotiation, formulation, preparation or withdrawal of the Plan, the Restructuring Support Agreement (as such terms are defined in the Credit Bid APA) or the termination thereof, the Settlement Agreement, the Credit Bid APA or related agreements, instruments, or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the date hereof, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes gross negligence, willful misconduct, or fraud.

4. Notwithstanding section 349 of the Bankruptcy Code, prior orders of this Court, including the Dismissal Authorization Order and the ability of the Debtors to dissolve immediately prior to, upon, or after dismissal pursuant thereto, shall survive dismissal of these chapter 11 cases.

5. The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Order in accordance with the Motion.

6. This Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation and/or enforcement of this Order and any other order of this Court entered in these chapter 11 cases.

Dated:	, 2015 Wilmington, Delaware

THE HONORABLE KEVIN J. CAREY UNITED STATES BANKRUPTCY JUDGE

Exhibit 2
Certification of CounselS.CONTIN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
ENDEAVOUR OPERATING	:	Case No. 14–12308 (KJC)
CORPORATION, et al.,[1]	:
:
Debtors.	:	(Jointly Administered)
:
	x	Re: D.I.

CERTIFICATION OF COUNSEL AND REQUEST
FOR ENTRY OF AN ORDER DISMISSING CHAPTER 11 CASES

Pursuant to that Final Order Pursuant to Sections 105(a) and 363(b), (f), (k), and (m) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, and 9019 Approving Credit Bid Asset Purchase Agreement Among the Debtors, First Priority Notes Collateral Agent, and the Credit Bid Noteholders, the Settlement Agreement Between and Among the Debtors, First Priority Noteholders, and Ad Hoc Group of EEUK Term Loan Lenders, Release of Any Claims Against EEUK Term Loan Lenders, and Modification of Debtors’ Services Agreements, entered      , 2015 (D.I.       ) (the “Sale Order”),2 the Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9024 Approving Modification of the Adequate Protection Order, entered      , 2015 (D.I.       ) (the “Modification Order”), the Order Approving (I) Form of Order Pursuant to Sections 105(a), 305(a) and 1112(b) of the Bankruptcy Code and Bankruptcy Rule 1017 Authorizing Dismissal of the Debtors Cases and (II) Procedures for Submission of Such Order Under Certification of Counsel, entered      , 2015 (D.I.       ), (the “Dismissal Authorization Order”) Endeavour Operating Corporation and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) hereby submit the following Certification of Counsel and request for dismissal:

1. The Sale Order approved (i) the purchase of the Intercompany Note and EIHBV Equity by Purchaser, which shall be owned by the holders of the 12% Notes due March 1, 2018 and the lenders under the EEUK Term Loan, and (ii) the funding of a wind down budget for the payment of ordinary course administrative expenses and post-dismissal dissolution costs.

2. The Modification Order approved the expansion of the Carve-Out in the Adequate Protection Order to include all known, undisputed, and valid ordinary course administrative expenses.

3. The Dismissal Authorization Order approved the form of order (the “Dismissal Order”) authorizing dismissal of the Debtors’ chapter 11 cases after satisfaction of all known, undisputed, and valid ordinary course administrative expenses upon submission of the Dismissal Order under Certification of Counsel.

4. All transactions contemplated by the Credit Bid APA and the Settlement Agreement that were preconditions to dismissal of these chapter 11 cases have been completed.

5. To the best of the [Debtors’] knowledge, they have paid, resolved, or otherwise settled all of their known, undisputed, and valid ordinary course administrative expenses.

6. All United States Trustee quarterly fees accrued through the date hereof have been paid.

1 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Endeavour Operating Corporation (6552); Endeavour International Corporation (8389); Endeavour Colorado Corporation (0067); END Management Company (7578); Endeavour Energy New Ventures Inc. (7563); Endeavour Energy Luxembourg S.à r.l. (2113). The Debtors’ principal offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002.

[2]	Capitalized terms used but not otherwise defined in this section shall have the meanings subsequently ascribed to such terms in the Motion.

[3]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Bid Motion.

[4]	The Credit Bid Noteholders and the Ad Hoc Group support dismissal of these chapter 11 cases in the context of the Credit Bid Transaction contemplated by the Credit Bid APA and the Settlement Agreement. The Credit Bid Noteholders and the Ad Hoc Group reserve all their rights with respect to any other manner of dismissal of these chapter 11 cases other than in connection with the Credit Bid Transaction.

1 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Endeavour Operating Corporation (6552); Endeavour International Corporation (8389); Endeavour Colorado Corporation (0067); END Management Company (7578); Endeavour Energy New Ventures Inc. (7563); Endeavour Energy Luxembourg S.à r.l. (2113). The Debtors’ principal offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

1 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Endeavour Operating Corporation (6552); Endeavour International Corporation (8389); Endeavour Colorado Corporation (0067); END Management Company (7578); Endeavour Energy New Ventures Inc. (7563); Endeavour Energy Luxembourg S.à r.l. (2113). The Debtors’ principal offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

1 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Endeavour Operating Corporation (6552); Endeavour International Corporation (8389); Endeavour Colorado Corporation (0067); END Management Company (7578); Endeavour Energy New Ventures Inc. (7563); Endeavour Energy Luxembourg S.à r.l. (2113). The Debtors’ principal offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002.

2 Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sale Order.

7. Pursuant to the terms of the Dismissal Authorization Order, the Debtors hereby request entry of the Dismissal Order substantially in the form annexed hereto as Attachment 1 dismissing the chapter 11 cases of [Debtors].

Dated:      , 2015

Wilmington, Delaware

RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins (No. 2981)
Zachary I. Shapiro (No. 5103)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701
Email: collins@rlf.com
Email: shapiro@rlf.com

-and-
WEIL, GOTSHAL & MANGES LLP
Gary T. Holtzer
Stephen A. Youngman
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Email: gary.holtzer@weil.com
Email: stephen.youngman@weil.com
Attorneys for Debtors and Debtors in Possession